Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER OF
HYBRID DYNAMICS CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

I, Leonard DuCharme, Chief Executive Officer of Hybrid Dynamics Corporation (the "Company"), hereby certify that the accompanying report on Form 10-QSB for the period ending September 30, 2006 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial operations and results of operations of the Company.

Date: November 14, 2006

By: /s/ LEONARD DUCHARME

Leonard DuCharme
Principal Executive Officer